Exhibit 10.22

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Second Amendment to the Development, Manufacturing and Supply Agreement

This second amendment (the “Second Amendment”) to the DEVELOPMENT, MANUFACTURING AND SUPPLY AGREEMENT as amended on July 21, 2008 (collectively the “Agreement”) is effective as of June 1, 2009 (the “2nd Amendment Effective Date”), by and between DIADEXUS, INC., organized under the laws of Delaware and having its principal place of business at 343 Oyster Point Boulevard, South San Francisco, California 94080, United States of America (“diaDexus”), and DENKA SEIKEN, organized under the laws of Japan and having its principal place of business at 3-4-2 Nihonbashi Kayabacho, Chuo-ku, Tokyo 103-0025, Japan (“Denka Seiken”).

WHEREAS, diaDexus and Denka Seiken are Parties to the Agreement and desire to amend such Agreement as set forth below.

NOW THEREFORE, in consideration of the promises and undertakings set forth in this Second Amendment, the Parties agree as follows:

1.    Any capitalized terms used in this Second Amendment, but not defined herein, shall have the meaning ascribed to them in the Agreement.

2.    Section 1.20 shall be replaced with the following language:

1.20 “Transfer Price” shall mean with respect to each Product, the price set forth in Exhibit 3.3.

3.    Exhibit 1.14.2 shall be replaced with Exhibit 1.14.3 attached to this Second Amendment.

4.    Supply of Critical Components by diaDexus under Section 2.6 shall be [*].

5.    Section 2.7 shall be replaced with the following language:

2.7        Purchase Orders.  diaDexus shall use the standard form of purchase order set forth in Exhibit 2.7 to request the manufacture of Products under this Agreement for delivery to diaDexus by Denka Seiken (“Purchase Order”). During the Term, diaDexus shall have the right to place a firm Purchase Order with Denka Seiken for Products, setting forth the quantity of Products to be manufactured, which shall [*], by Denka Seiken during a specified period. Denka Seiken shall accept any and all such Purchase Orders from diaDexus; provided, however, that if Denka Seiken has insufficient Critical Components in inventory pursuant to Section 2.6 to fulfill such entire Purchase Order, Denka Seiken shall only be obligated to fulfill that portion for which it has sufficient Critical Components. Denka Seiken shall use its best efforts to fulfill all Purchase Orders [*] receipt by Denka Seiken, but in no event [*] such receipt, unless the Purchase Order received from diaDexus expressly sets forth in writing a later completion date, in which event Denka Seiken shall fulfill the Purchase Order on such later date. Denka Seiken shall notify diaDexus in writing within seven (7) days after receipt of a Purchase Order if Denka Seiken will be unable to fill any amount(s) of such Purchase Order, provided that such notice will not waive any of the supply obligations of Denka Seiken under this Agreement. All shipments shall be in compliance with Section 2.10, and will include information related to Denka Seiken’s handling charges, direct shipping costs, and Lot number tracking.

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6.    Section 3.1 shall be replaced with the following language:

3.1        Payment for Critical Components.  Subject to this Section 3.1, Denka Seiken shall pay to diaDexus the amount set forth in Exhibit 3.1 for Critical Components. diaDexus, in its sole discretion, may change the price of Critical Components; provided, however, that any such change in price of Critical Components shall be reflected by an equal change in the Transfer Prices set forth in Section 3.3. Denka Seiken shall make full payment to diaDexus for all Critical Components provided by diaDexus as set forth in this Section 3.1, including handling fees or other costs to be paid by Denka Seiken pursuant to Section 2.10, within thirty (30) days after Denka Seiken receives an undisputed invoice from diaDexus pursuant to Section 2.13(a).

7.    Exhibit 3.1, attached to this Second Amendment, shall be added to the Agreement.

8.    Section 3.3 shall be amended by replacement with the following language:

3.3        Transfer Price.  For all Products ordered via Purchase Orders, diaDexus shall pay to Denka Seiken the Transfer Price for all such Products shipped by Denka Seiken under this Agreement, as set forth in Exhibit 3.3, unless modified in accordance with Section 3.1.

The Transfer Price [*] shall be determined based on the [*] to be ordered [*] as set forth in the Forecast to be delivered to Denka Seiken [*] pursuant to Section 2.5. The actual amount of Product shipped by Denka Seiken during [*] shall be determined [*], and if such actual amount of shipped Product would result in a Transfer Price different from the Forecast for [*] delivered by diaDexus to Denka Seiken [*], the Transfer Price for such Fiscal Year shall be adjusted accordingly, and the appropriate Party shall be compensated by the difference in such amount [*].

Notwithstanding the [*] adjustment described above, diaDexus shall make full payment to Denka Seiken for all Products, including Transfer Prices pursuant to this Section 3.3 and handling fees or other costs to be paid by diaDexus pursuant to Section 2.10, within thirty (30) days after diaDexus receives an undisputed invoice from Denka Seiken pursuant to Section 2.13(b).

diaDexus and Denka Seiken shall negotiate in good faith reasonable commercial compensation for the Critical Components and a Transfer Price for [*] described in Exhibit 1.14.

diaDexus shall consider in good faith [*] for the Critical Components in a similar scheme stipulated for the Transfer Prices for Products based on scale and cost of the production of the Critical Components.

9.    Exhibit 3.3, attached to this Second Amendment, shall be added to the Agreement.

10.  Section 3.4 shall be amended by replacement with the following language:

3.4        Mode of Payment.  All payments shall be made by check or direct wire transfer in the currency specified for such payment (e.g. Product Transfer Prices in Exhibit 3.3) in immediately available funds in the requisite amount to such bank account as the receiving Party may from time to time designate by written notice to the other Party.

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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11.  Section 9.1 shall be amended by replacement with the following language:

9.1        Term.    This Agreement will commence upon the Effective Date and, unless earlier terminated pursuant to Section 9.2 or 9.3, shall continue in effect [*].

12.  Continuance of Exhibit; Single Document. Except as specifically amended by this Second Amendment, all provisions in the Agreement shall remain in full force and effect. The Agreement as amended by this Second Amendment, should hereafter be read as a single integrated document, incorporating the changes set forth in this Second Amendment. In the event of any conflict between the terms and conditions of this Second Amendment and the Agreement, the terms and conditions of this Second Amendment shall control.

IN WITNESS WHEREOF, diaDexus and Denka Seiken have caused this Amendment to be executed by their respective duly authorized officers as of the 2nd Amendment Effective Date.

DIADEXUS, INC.:	DENKA SEIKEN:

By: /s/ Patrick Plewman	By: /s/ Hiroshi Adachi

Name: Patrick Plewman	Name: Hiroshi Adachi

Title: President and CEO	Title Executive Officer

Date: September 15, 2009	Date: September 8, 2009

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 1.14.3

PRODUCTS

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[*] Two pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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EXHIBIT 3.1

CRITICAL COMPONENT PRICING

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[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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EXHIBIT 3.3

PRODUCT TRANSFER PRICES

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[*] Two pages have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portion.

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